Exhibit 32

Section 1350 Certifications

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of FNB Bancorp, a California corporation (the “Company”), does hereby certify that:

1.

The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 13, 2009.
/s/ Thomas C. McGraw

Thomas C. McGraw
Chief Executive Officer

Dated: May 13, 2009.	/s/ David A. Curtis

David A. Curtis
Senior Vice President and Chief Financial Officer

          A signed original of this statement required by Section 906 has been provided to FNB Bancorp and will be retained by FNB Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.